EXHIBIT 11

                   OAKWOOD HOMES CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

                      (in thousands, except per share data)

                                                                       Three months ended                     Six months ended
                                                                             March 31,                           March 31,
                                                                             ---------                           ---------

                                                                      1997               1996               1997               1996
                                                                     -----              -----              -----               ----
 Weighted average number of common
       shares outstanding                                           45,804             44,764             45,677             44,605

 Add:  Dilutive effect of stock
       options, computed using the
       treasury stock method                                           921              1,794              1,120              1,848

 Less: Unearned ESOP shares
                                                                      (127)                                 (132)              (169)
                                                                  --------                               --------           --------
                                                                                         (164)
                                                                                         -----
 Weighted average number of common
       and common equivalent shares
       outstanding                                                  46,598             46,394             46,665             46,284
                                                                  ========           ========           ========           ========
 Net income                                                       $ 17,714           $ 16,152           $ 32,907           $ 30,029
                                                                  ========           ========           ========           ========
 Earnings per common share - primary                              $    .38           $    .35           $    .71           $    .65
                                                                  ========           ========           ========           ========
 Weighted average number of common
       shares outstanding                                           45,804             44,764             45,677             44,605

 Add:  Dilutive effect of stock
       options, computed using
       the treasury stock method                                       921              1,880              1,120              1,901

 Less: Unearned ESOP shares                                          (127)              (164)              (132)
                                                                  --------           --------           --------
                                                                                                                              -----
                                                                                                                               (169)
 Weighted average number of common
       and common equivalent shares
       outstanding                                                  46,598             46,480             46,665             46,337
                                                                  ========           ========           ========           ========
 Net income                                                       $ 17,714           $ 16,152           $ 32,907           $ 30,029
                                                                  ========           ========           ========           ========
 Earnings per common share - fully diluted                        $    .38           $    .35           $    .71           $    .65
                                                                  ========           ========           ========           ========